Exhibit 10.33
BROADCOM CORPORATION
2007 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated March 12, 2008)
     I. PURPOSE OF THE PLAN
          This International Employee Stock Purchase Plan is intended to promote the interests of Broadcom Corporation by providing eligible employees of its Foreign Subsidiaries with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan.
          Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.
          This Plan shall become effective with the first offering period beginning on or after the Effective Date for which there is a current, available and effective registration statement under the 1933 Act for the Common Stock issuable under the Plan. Until such time as there exists such effective registration statement, no offering period shall commence under the Plan.
     II. ADMINISTRATION OF THE PLAN
          The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of applicable law. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.
     III. STOCK SUBJECT TO PLAN
          A. The stock purchasable under the Plan shall be shares of authorized but unissued Common Stock, including shares of Common Stock purchased on the open market. As of March 12, 2008, the maximum number of shares of Common Stock reserved for issuance in the aggregate over the term of the Plan and the U.S. Plan is 33,414,349 shares. Each share of Common Stock issued under this Plan or the U.S. Plan shall automatically reduce on a one-for-one basis the aggregate number of shares of Common Stock available for issuance under this Plan and the U.S. Plan.
          B. The number of shares of Common Stock available for issuance in the aggregate under this Plan and the U.S. Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan by an amount equal to one and one quarter percent (1.25%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 10,000,000 shares, in the aggregate.

          C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration or should the value of outstanding shares of Company Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and class of securities issuable in the aggregate under the Plan and the U.S. Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Plan and the U.S. Plan is to increase in the aggregate each calendar year pursuant to the provisions of Section III.B, (iii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iv) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date and (v) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments shall be made in such manner as the Plan Administrator deems appropriate to prevent the dilution or enlargement of benefits under the Plan and the outstanding purchase rights thereunder, and such adjustments shall be final, binding and conclusive.
     IV. OFFERING PERIODS
          A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.
          B. The first offering period shall commence on the first business day of the first month following the date on which there is a current, available and effective registration statement in effect under the 1933 Act for the Common Stock issuable under the Plan, but in no event before February 1, 2007, and shall end on the last U.S. business day in April 2009. In no event, however, shall any offering period commence under this Plan until the Corporation has, with respect to the implementation of this Plan, complied with all applicable listing requirements of any stock exchange on which the Common Stock is at the time listed for trading and all other applicable requirements established by law or regulation.
          C. Each subsequent offering period shall commence on the start date determined in advance by the Plan Administrator.
          D. Each offering period shall be of such duration as determined by the Plan Administrator prior to the start date of that offering, subject, however, to the following provisions:
          (i) Except as otherwise provided in Section IV.B above with respect to the first offering period or subparagraph (ii) below, no offering period shall exceed twenty-four (24) months in duration.
          (ii) Should the last scheduled Purchase Date in the offering period occur at a time when the Corporation cannot effect an issuance of

Common Stock under the Plan in compliance with applicable securities laws, including (without limitation) the registration requirements of the 1933 Act, then the duration of that offering period shall automatically be extended until the earlier of (a) the first date on which such issuance of Common Stock can be effected in compliance with applicable securities laws, with such date to serve as the final Purchase Date for that offering period, or (b) the expiration of the twenty-seven (27)-month period measured from the start date of that offering period.
          E. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first U.S. business day in May each year to the last U.S. business day in October of the same year and from the first U.S. business day in November each year to the last U.S. business day in April of the following year. However, the first Purchase Interval in effect under the Plan shall commence with the start date of the first offering period implemented under the Plan in accordance with Section IV.B and shall terminate on the last U.S. business day in April 2007.
          F. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of twenty (24) months (subject to the extension provisions of Section IV.D (ii) above), unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.
     V. ELIGIBILITY
          A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Quarterly Entry Date within that offering period, provided he or she remains an Eligible Employee.
          B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Quarterly Entry Date within that offering period on which he or she is an Eligible Employee.
          C. Each Foreign Subsidiary listed in attached Schedule A shall be a participating Foreign Subsidiary in this Plan, effective as of the start date of the first offering period implemented under the Plan in compliance with Section IV.B. Each corporation that becomes a Foreign Subsidiary at any time thereafter shall automatically become a participating corporation in the Plan effective as of the first Quarterly Entry Date coincident with or next following the date on which it becomes such a subsidiary.
          D. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

     E. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date. However, any Eligible Employee of a Foreign Subsidiary who is a participant in the U.S. Plan immediately prior to the Effective Date shall automatically become a Participant in the initial offering period under the Plan and such individual’s payroll deductions under the Plan shall continue at the same rate authorized under the U.S. Plan immediately prior to the Effective Date unless the Participant shall change such rate in accordance with Section VI.B.
     VI. PAYROLL DEDUCTIONS
          A. Except to the extent otherwise determined by the Plan Administrator, payment for shares of Common Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deduction.
          B. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:
          (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction by filing the appropriate form with the Plan Administrator. The reduced rate shall become effective on the first pay day of the month following the month in which such form is filed, and there shall be no limit on the number of such reductions a Participant may effect during a Purchase Interval.
          (ii) The Participant may not increase the rate of payroll deduction to be in effect for an offering period at any time after the start of that offering period. The Participant can only increase his or her rate of payroll deduction for a particular offering period by filing the appropriate form with the Plan Administrator prior to the start date of that offering period. The increased rate (which may not exceed the fifteen percent (15%) maximum) shall become effective with the start date of that offering period.
          C. The payroll deduction authorized by the Participant shall be collected in the currency in which paid by the Foreign Subsidiary and converted into U.S. Dollars on each Purchase Date on the basis of the exchange rate in effect for such date. The Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each Purchase Date by any reasonable method (including, without limitation, the exchange rate actually used by the Corporation for its intra-company financial transactions for the month of such conversion). Any changes or fluctuations in the exchange rate at which the payroll deductions collected on the Participant’s behalf are converted into U.S. Dollars on each Purchase Date shall be borne solely by the Participant.

          D. Payroll deductions shall begin on the first pay day following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, initially in the currency in which paid by the Foreign Subsidiary until converted into U.S. Dollars. Accordingly, all purchases of Common Stock under the Plan are to be made with the U.S. Dollars into which the payroll deductions have been converted on each applicable Purchase Date. No interest shall be paid on the balance from time to time outstanding in such account. Except to the extent otherwise required by local law, the amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation or the Foreign Subsidiary and used for general corporate purposes.
          E. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.
          F. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.
     VII. PURCHASE RIGHTS
          A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.
          Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.
          B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions (as converted into U.S. Dollars) for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

          C. Purchase Price. The U.S. Dollar purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.
          D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date (as converted into U.S. Dollars) by the U.S. Dollar purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 9,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in the aggregate by all Participants in this Plan and the U.S. Plan on any one Purchase Date in any offering period shall not exceed 3,000,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Purchase Date during that offering period.
          E. Excess Payroll Deductions. To the extent payroll deductions cannot be applied to the purchase of whole shares of Common Stock on any Purchase Date, those payroll deductions shall be promptly refunded, unless the Plan Administrator determines that such deductions are to be applied to the purchase of fractional shares of Common Stock on each Purchase Date within the offering period. Any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on such Purchase Date shall be promptly refunded. All refunds shall be in the currency in which paid by the Foreign Subsidiary.
          F. Withdrawal from Plan/Termination of Purchase Right: The following provisions shall govern the withdrawal or the termination of outstanding purchase rights:
          (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, withdraw from the Plan by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the offering period in which such withdrawal occurs. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be promptly refunded in the currency in which paid by the Foreign Subsidiary or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such withdrawal, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

          (ii) To resume participation in the Plan, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before any subsequently scheduled Quarterly Entry Date.
          (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be promptly refunded in the currency in which paid by the Foreign Subsidiary. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval with the withdrawn funds to be paid in the same currency in which paid by the Foreign Subsidiary or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. If the Participant fails to make an election, as a default the Corporation will use such funds for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (i) within ninety (90) days following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (i) or (ii) time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.
          G. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. For this purpose, payroll deductions shall be converted from the currency in which paid by the Foreign Subsidiary into U.S. Dollars on the exchange rate in effect on the purchase date. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants.

          The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.
          H. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan and the U.S. Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.
          I. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.
          J. Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.
     VIII. ACCRUAL LIMITATIONS
          A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.
          B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:
          (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.
          (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.
          C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.
          D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.
     IX. EFFECTIVE DATE AND TERM OF THE PLAN
          A. The Plan was adopted by the Board on December 20, 2006 and shall become effective on the start date of the first offering period implemented under the Plan in accordance with Section IV.B. This amendment and restatement was adopted by the Board on March 12, 2008 and shall become effective upon approval of the related amendment and restatement of the U.S. Plan by the Corporation’s shareholders at the 2008 Annual Meeting of Shareholders. In no event, however, shall any payroll deductions be collected or purchase rights be exercised, and no shares of Common Stock shall be issued, pursuant to the March 12, 2008 amendment and restatement of the Plan unless the Corporation is at the time in compliance with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on an appropriate and effective registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.
          B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in April 2018 (or April 2017, if the Corporation’s shareholders do not approve an extension of the term of the U.S. Plan and the Plan at the 2008 Annual Meeting of Shareholders), (ii) the date on which all shares available for issuance under the Plan and the U.S. Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.
     X. AMENDMENT/TERMINATION OF THE PLAN
          A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval.
          B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s shareholders: (i) increase the number of shares of Common Stock issuable under the Plan except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) modify the eligibility requirements for participation in the Plan.
     XI. GENERAL PROVISIONS
          A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.
          B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Foreign Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause, subject to applicable law and any employment agreement between the Foreign Subsidiary and the Participant.
          C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.
          D. The Corporation and each Foreign Subsidiary shall have the right to take whatever steps the Plan Administrator deems necessary or appropriate to comply with all applicable withholding requirements, and the Corporation’s obligations to deliver shares under this Plan shall be conditioned upon compliance with all such withholding requirements. Without limiting the generality of the foregoing, the Corporation and each Foreign Subsidiary shall have the right to withhold the required amounts from any other compensation or other amounts that it may owe to the Participant, or to require the Participant to pay to the Corporation or the Foreign Subsidiary any such amounts that the Corporation or the Foreign Subsidiary may be required to withhold with respect to such shares. In this connection, the Plan Administrator may require the Participant to notify the Plan Administrator, the Corporation or a Foreign Subsidiary before the Participant sells or otherwise disposes of any shares acquired under the Plan.
          E. The Plan Administrator may adopt such procedures and subplans and make such modifications as may be necessary or advisable to comply with local laws including favorable tax laws.

Schedule A
Corporations Participating in
International Employee Stock Purchase Plan
As of the Effective Date
Broadcom Asia Distribution Pte. Ltd.
Broadcom Asia Distribution Pte. Ltd. — Taiwan
Broadcom Danmark ApS
Broadcom SARL (France)
Broadcom Canada Ltd.
Broadcom Communications Korea, Ltd.
Broadcom Semiconductors Hellas S.A. (Greece)
Broadcom India Research Private Limited
Broadcom India Private Limited
Broadcom Israel Ltd.
Broadcom Israel Research Ltd.
Broadcom Japan K.K.
Broadcom Mexico, S de R.L. de C.V.
Broadcom Netherlands B.V.
Broadcom Singapore Pte. Ltd.
Broadcom UK Ltd. — UK Branch
Broadcom UK Ltd — Belgium Branch
Broadcom Europe Limited
Broadcom Finland Oy
Broadcom Wireline Home Networking Ltd.
Serverworks Singapore Pte. Ltd.

Broadcom Alberta ULC
LVL7 Systems Private Ltd.
Broadcom Italy S.r.l
Global Location Spain S.L.
Broadcom Communications Technology (Shanghai) Co Ltd. (Pending SAFE Approval)

APPENDIX
          The following definitions shall be in effect under the Plan:
          A. Board shall mean the Corporation’s Board of Directors.
          B. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Foreign Subsidiaries during such individual’s period of participation in one or more offering periods under the Plan plus (ii) such additional items of compensation as the Plan Administrator may deem appropriate.
          C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
          (i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
          (ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or
          (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.
          D. Code shall mean the U.S. Internal Revenue Code of 1986, as amended.
          E. Common Stock shall mean the Corporation’s Class A common stock.
          F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.
          G. Corporation shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation that shall by appropriate action adopt the Plan.

          H. Effective Date shall mean the start date of the first offering period implemented under the Plan in accordance with Section IV.B. The Foreign Subsidiaries listed on Schedule A shall be the initial participating Corporate Affiliates on the Effective Date. Any other Foreign Subsidiary shall designate a subsequent Effective Date with respect to its employee Participants.
          I. Eligible Employee shall mean any person who is an employee of a Foreign Subsidiary and, unless otherwise mandated by local law, such person is employed on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).
          J. Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the start date of the first offering period under the Plan.
          K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          (i) If the Common Stock is at the time traded on the NASDAQ Global Select Market (or the NASDAQ Global Market), then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular trading hours (i.e. before after-hours trading begins) on the NASDAQ Global Select Market (or the NASDAQ Global Market) on the date in question, as such price is reported by The Wall Street Journal or such other source as the Plan Administrator deems reliable. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          (ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular trading hours (i.e. before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          (iii) If the Common Stock is not listed on the NASDAQ Global Select Market, the NASDAQ Global Market or any other Stock Exchange, then the Fair Market Value of the Common Stock shall be determined by the Board.
          L. Foreign Subsidiary shall mean any Corporate Affiliate with non-U.S. Employees, provided the offer of the Plan to such employees is permitted under local law. The Foreign Subsidiaries participating in the Plan as of the Effective Date are listed in attached Schedule A.

          M. 1933 Act shall mean the U.S. Securities Act of 1933, as amended.
          N. Participant shall mean any Eligible Employee of a Foreign Subsidiary who is actively participating in the Plan.
          O. Plan shall mean the Corporation’s 2007 International Employee Stock Purchase Plan, as set forth in this document.
          P. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.
          Q. Purchase Date shall mean the last U.S. business day of each Purchase Interval.
          R. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant, except that the first Purchase Interval commenced with the start date of the first offering period implied under the Plan in accordance with Section IV. B and terminated on the last business day in April 2007.
          S. Quarterly Entry Date shall mean the first U.S. business day in February, May, August and November each year on which an Eligible Employee may first enter an offering period.
          T. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.
          U. U.S. Plan shall mean the Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated.

BROADCOM CORPORATION
2007 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
ADDENDUM FOR EMPLOYEES IN INDIA
          The provisions of this Addendum amend the provisions of the Broadcom Corporation 2007 International Employee Stock Purchase Plan (the “Plan”), as amended and restated, with respect to the extension of the Plan to eligible employees (as set forth in Section V of the Plan) who are resident in India, including but not limited to the employees of the Company’s subsidiary in India.
          1. An eligible employee who is a promoter of the Corporation or belongs to the promoter group or a director, who either by himself or through any body corporate, directly or indirectly, holds more than ten percent (10%) of the equity shares of the Corporation, shall not be eligible to participate in the Plan under this Addendum.
          2. For purposes of this Addendum, the term “promoter” shall mean the person or persons who are in overall control of the Corporation, who are instrumental in the formation of the Corporation or program pursuant to which shares of Common Stock were offered to the public, or the person or persons named in the offer document as promoter(s); provided, however, that a director or officer of the Corporation, if he is acting as such only in his professional capacity, shall not be deemed to be a promoter. The term “promoter group” shall mean an immediate relative of the promoter (i.e. spouse of that person, or any parent, brother, sister or child of the person or of the spouse) or any persons whose shareholding is aggregated for the purpose of disclosing in the offer document “shareholding of the promoter group”.
          3. The grant of purchase rights under this Addendum to an eligible employee in India shall be solely determined based on the payroll deductions elected by the concerned employee. There are no additional criteria for determining the basis of grant of purchase rights under the Plan and this Addendum.
          4. The pricing formula on the basis of which shares would be allotted to the employees in India shall be based on the Fair Market Value (as defined in the Plan) as set forth in Section VII of the Plan. The Purchase Price shall be determined as set forth in Section VII of the Plan.
          5. The shares of the Corporation are currently listed on NASDAQ. In the event the shares are delisted in the future, the Fair Market Value of the shares shall be determined by the Corporation’s board of directors.
          6. There are no restrictions on the transfer of shares issued under the Plan and this Addendum. Further, there is no lock-in period from the date of purchase of shares issued under the Plan and this Addendum.
          7. Purchase rights shall be granted to eligible Indian employees under the Plan and this Addendum on or after the start date of the first offering period in 2007 under the Plan, which shall be treated as the effective date for the purposes of grant of purchase rights under the Plan and this Addendum to the employees in India.

BROADCOM CORPORATION
2007 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED MARCH 12, 2008)
AMENDMENT NO. 1
     Effective October 29, 2008, the Broadcom Corporation 2007 International Employee Stock Purchase Plan, as amended and restated March 12, 2008 (the “Plan”) is hereby further amended as follows:
  1. Section VII.D. of the Plan is hereby deleted in its entirety and replaced with the following new Section VII.D.:
     “D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date (as converted into U.S. Dollars) by the U.S. Dollar purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 9,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in the aggregate by all Participants in this Plan and the U.S. Plan on any one Purchase Date in any offering period beginning on or after October 30, 2008 shall not exceed 4,000,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Purchase Date during that offering period.”
  2. Except as modified by this Amendment No. 1, all the terms and provisions of the Plan shall continue in full force and effect.
  3. This Amendment No. 1 was duly approved by the Plan Administrator on October 29, 2008.

BROADCOM CORPORATION
2007 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED MARCH 12, 2008)
AMENDMENT NO. 2
     Effective October 30, 2008, the Broadcom Corporation 2007 International Employee Stock Purchase Plan, as amended and restated March 12, 2008 and as further amended October 29, 2008 (the “Plan”) is hereby further amended as follows:
  1. The definition of “Cash Earnings” set forth in the Appendix to the Plan is hereby deleted in its entirety and replaced with the following new definition of “Cash Earnings”:
“B. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) such additional items of compensation as the Plan Administrator may deem appropriate. Such Cash Earnings shall be calculated before any appropriate deductions, as determined by the Plan Administrator.”
  2. Except as modified by Amendment No. 1 and this Amendment No. 2, all the terms and provisions of the Plan shall continue in full force and effect.
  3. This Amendment No. 2 was duly approved by the Board of Directors on October 30, 2008.